UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary, NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Recapitalization and Financing Update

On November 12, 2026, Cornerstone Building Brands, Inc. (the “Company”) and an ad hoc group of creditors who hold in the aggregate approximately 54% of the aggregate principal amount of the Company’s outstanding non-asset-based indebtedness reached a non-binding agreement in principle regarding the principal economic terms of a proposed comprehensive recapitalization transaction (the “Proposed Transaction”). The Proposed Transaction, which has the support of CD&R, the Company’s existing equity sponsor, is intended to enhance liquidity, reduce debt and strengthen the Company’s capital structure to support its long-term growth.

Separately, on November 12, 2026, the Company announced the completion of a $500.0 million term loan financing (the “Term Loan Facility”) led by Monarch Alternative Capital LP. The Term Loan Facility is intended to support the Company’s operations and provide a path to completing the Proposed Transaction, with CD&R bearing the majority of the cost of the prepayment premium in the event that the Term Loan Facility is prepaid in connection with the Proposed Transaction.

The Proposed Transaction is non-binding and remains subject to, among other things, the negotiation and execution of mutually acceptable definitive documentation, the receipt of applicable approvals and the satisfaction of applicable closing conditions. There can be no assurance that definitive agreements with respect to the Proposed Transaction will be entered into or that any such transaction will be consummated, or as to the timing or ultimate terms thereof.

The Company’s management continues to evaluate its capital structure and may pursue additional financing arrangements to support its long-term business objectives. Any such arrangements would be subject to the negotiation and execution of definitive documentation and the satisfaction of applicable closing conditions.

The Term Loan Facility is described in further detail below.

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2026 (the “Closing Date”), Fortify Building Solutions, LLC (the “Borrower”), an indirect subsidiary of the Company, entered into a Cash Flow Credit Agreement, by and among the Borrower, Fortify Building Solutions Parent, LLC (“FBS Parent”) as a guarantor, the lenders party thereto, and Monarch Finance LLC, as administrative agent and collateral agent (the “Cash Flow Credit Agreement”).

The obligations under the Cash Flow Credit Agreement are secured by perfected security interests in (i) substantially all tangible and intangible assets of the Borrower and certain subsidiaries of the Borrower (the “Guarantors”), including the capital stock of subsidiaries owned by the Borrower and each Guarantor, subject to certain exceptions, and the capital stock of the Borrower (such assets, other than the ABL Priority Collateral (as defined below), the “Cash Flow Priority Collateral”), and (ii) certain accounts receivable, inventory, deposit accounts and related assets of the Borrower and each Guarantor (the “ABL Priority Collateral”). The security interests securing the obligations under the Cash Flow Credit Agreement would rank senior to the security interests securing any asset-based revolving credit facility (the “ABL Facility”) with respect to the Cash Flow Priority Collateral and junior to the security interests securing the ABL Facility with respect to the ABL Priority Collateral. The obligations under the Cash Flow Credit Agreement are also guaranteed on a secured basis by certain intellectual property-holding subsidiaries of the Company in an amount up to $375.0 million.

The Cash Flow Credit Agreement provides for, among other things, initial term loan commitments in an aggregate principal amount of $500.0 million. The loans made pursuant to the initial term loan commitments will: (i) mature on November 10, 2030; (ii) bear interest at a floating rate measured by reference to, at the Borrower’s option, either (A) a Term SOFR rate (subject to a floor of 3.00%) plus an applicable margin of 7.75% per annum or (B) an alternate base rate (subject to a floor of 3.00%) plus an applicable margin of 7.75% per annum; and (iii) not be subject to scheduled amortization.

The net proceeds of the borrowings under the Cash Flow Credit Agreement may be used, at the option of the Borrower: (i) for general corporate purposes; (ii) to make any direct or indirect distribution to the Company or certain of its subsidiaries, including to fund the repayment of indebtedness outstanding under the Company’s existing asset-based revolving credit facility; (iii) to pay fees and expenses incurred in connection with the Cash Flow Credit Agreement; and (iv) for any other purpose not prohibited by the Cash Flow Credit Agreement.

The Term Loan Facility may be prepaid, at the option of the Borrower, in whole or in part, subject to minimum principal amount requirements and the payment of the following prepayment premiums: (i) from the Closing Date through the date that is six months after the Closing Date, 2.00% of the aggregate principal amount so prepaid or repaid; (ii) after the date that is six months after the Closing Date through the date that is nine months after the Closing Date, 5.00% of the aggregate principal amount so prepaid or repaid; (iii) after the date that is nine months after the Closing Date through the date that is 18 months after the Closing Date, the greater of a make-whole premium and 3.00% of the aggregate principal amount so prepaid or repaid; (iv) after the date that is 18 months after the Closing Date through the date that is 30 months after the Closing Date, 3.00% of the aggregate principal amount so prepaid or repaid; (v) after the date that is 30 months after the Closing Date through the date that is 36 months after the Closing Date, 2.00% of the aggregate principal amount so prepaid or repaid; and (vi) thereafter, 0.00% of the aggregate principal amount so prepaid or repaid.

Subject to certain exceptions, the Term Loan Facility is subject to mandatory prepayments in an amount equal to the net cash proceeds from: (i) certain asset sales; (ii) certain debt incurrences; and (iii) certain insurance recoveries and condemnation events.

The Cash Flow Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, limit or restrict the ability of the Borrower and its subsidiaries to (i) incur additional indebtedness; (ii) declare or pay dividends or make other restricted payments; (iii) incur additional liens; (iv) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (v) make investments; (vi) transfer or sell assets; (vii) enter into restrictive agreements; and (viii) enter into certain transactions with affiliates.

Subject to certain conditions and the receipt of commitments from participating lenders, the Borrower may establish one or more incremental term loan facilities without the consent of the then-existing lenders. Such incremental facilities may be incurred in an aggregate principal amount equal to the sum of:

(i)	up to $150.0 million of pari passu secured indebtedness, provided that the consolidated secured leverage ratio does not exceed 6.50 to 1.00 on a pro forma basis; plus
(ii)	unsecured or junior secured indebtedness (x) in an unlimited amount if it does not require cash payments of interest, amortization or any other fees or expenses in cash or (y) otherwise up to $300.0 million.

The foregoing description of the Cash Flow Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cash Flow Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order for Ray Pittard to focus his efforts on the Fortify Building Solutions business, on the Closing Date, Mr. Pittard informed the Company of his decision to resign from his position as a member of the board of directors of the Company (the “Company Board”) and from any and all committees of the Company Board on which he served, effective on the Closing Date. In connection therewith, on the Closing Date, the Company, as the sole member of FBS Parent, acting by written consent in lieu of a meeting, elected Mr. Pittard as a director of FBS Parent, effective immediately.

Item 8.01. Other Events.

Press Release

On November 12, 2026, the Company issued a press release announcing the entry into the financing arrangements described in Item 1.01 and disclosed the information described under “Agreement in Principle Regarding Proposed Comprehensive Recapitalization Transaction” in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Agreement in Principle Regarding Proposed Comprehensive Recapitalization Transaction

The information set forth above under the heading “Recapitalization and Financing Update” relating to the Proposed Transaction is incorporated by reference in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K may include statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the federal securities laws. In some cases, our forward-looking statements can be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” “target” or other similar words. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding additional financing arrangements and statements regarding the Proposed Transaction, including the contemplated terms, timing, potential consummation and anticipated benefits, as well as the Company’s ability to negotiate and execute definitive documentation, obtain applicable approvals and satisfy applicable closing conditions. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution investors that assumptions, beliefs, expectations, intentions and projections about future events are subject to risks, uncertainties and other factors and actual results may and often do vary materially from those expressed or implied by these statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations and the related statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Risks and uncertainties relating to the additional financing arrangements and the Proposed Transaction include, among other things, the possibility that the parties will not enter into definitive agreements, that applicable approvals will not be obtained or closing conditions will not be satisfied, that the Proposed Transaction will not be consummated on the terms currently contemplated or at all, or that the anticipated benefits of the Proposed Transaction will not be realized. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Current Report on Form 8-K, including those described under the caption “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the period ending December 31, 2025 and other filings we make with the Securities and Exchange Commission. We expressly disclaim any obligations to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations unless the securities laws require us to do so.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being filed solely for informational purposes and does not constitute, and shall not be construed as, an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, or a solicitation of consents with respect to any securities. Any offer, exchange offer or consent solicitation, if made, will be made only pursuant to the applicable offering, exchange offer or consent solicitation documents and in accordance with applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Austin K. So
Name: Austin K. So
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: November 12, 2026